EXHIBIT 10.3

                               OPERATING AGREEMENT

This operating agreement is entered into and becomes this 15th day of July, 1995, and is by and between ATLANTIC PACIFIC TRUST, hereinafter referred to as "ATLANTIC," and EMTEC, Inc., a Nevada corporation, hereinafter referred to as "EMTEC."

                                    RECITALS


WHEREAS, ATLANTIC owns eight (8) mineral claims and leases on three (3) patented mining claims located on Piute Mountain, Kern County; and leases on the Weldon Research Center, located in Weldon, Kern County, California.

WHEREAS, ATLANTIC wishes to employ EMTEC to do conduct all necessary work to put the mineral properties in to full production on a turn-key basis.

WHEREAS, EMTEC wishes to do all the necessary work providing a full turn-key mining and refining operation for ATLANTIC on a cost plus basis.

NOW THEREFORE, in consideration of mutual covenants and promises contained herein the parties do hereby agree as follows:

                                   AGREEMENT

1. ATLANTIC will reimburse EMTEC for all expenses and costs at the rate of cost plus 18%. An invoice must be presented to ATLANTIC on the 1st and 15th of each month. ATLANTIC will make payment to EMTEC within 5 days of receipt of invoice. Costs shall be defined as all costs directly and indirectly related to EMTEC performing its duties in the exploration, development, production and support facilities of the Evening Star Mine and other duties requested by ATLANTIC.

2. EMTEC shall perform all exploration, development, and production of the Evening Star Mine and its ores. EMTEC will proceed with developments in phases.

     Phase I: Determination of ore reserves to be refined.

     Phase II: Develop a working pilot plant of one ton per hour or more to determine the extraction parameters for a larger refinery.

     Phase III: The construction and operation of a large production refinery and development of a turn-key mining and milling operation including all support operations and facilities.

3. EMTEC shall be the operator for all operations. All permits will be in the name of EMTEC. EMTEC will obtain all permits necessary before start of operations.


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4.   EMTEC will work in an environmentally safe manner. EMTEC will hold ATLANTIC harmless for any and all environmental violations, accidents, or deaths which may occur.

5. EMTEC will carry all the necessary insurances required by law, and carry liability insurance of $5,000,000 for Auto, Trust, Theft and Fire on items built or acquired by EMTEC.

6. EMTEC will be responsible for all security, and guarding against theft of equipment, refined precious metals, and for public safety.

7. EMTEC will deliver to ATLANTIC all precious metals. EMTEC may sell other base metals and mined substances upon per written approval from ATLANTIC. All proceeds form the sale of other minerals or equipment will be paid directly to ATLANTIC.

8. EMTEC will be solely responsible and hold harmless ATLANTIC against any hazardous waste discharges, whether the discharges are tailing from the refinery operation or by direct spills of oils, fuels, human waste, garbage, or any substance identified by any regulatory body as "Hazardous Waste."

9. EMTEC will provide all necessary reclamation bonding and be solely responsible for all reclamation required by the controlling regulatory agency.

10. EMTEC will provide total and unrestricted access to all books and records of EMTEC for ATLANTIC auditors or representatives at any time without notice. If in the event ATLANTIC's auditors discover any abuse or over expensing of items ATLANTIC shall immediately deliver to EMTEC a report and documentation of such abuse and over expensing along with a demand notice to reconcile the accounts and for repayment of any overpayments made by ATLANTIC due to said abuse. If in the event EMTEC does not immediately pay to ATLANTIC any overages or if EMTEC does not correct the abuse within five
     (5) days then ATLANTIC shall immediately terminate this Agreement and assume possession of all facilities and operations and EMTEC hereby agrees to vacate all facilities and operations without protest. EMTEC will still be liable to pay to ATLANTIC all of the overages due to abuse or over expensing.

11. In the event of a default, termination of this Agreement, or if any unforeseen event causes a cessation of operation for 60 (sixty) days or more, then in such event of cessation all equipment, support building, machinery, nuts, bolts, office supplies and equipment, reports, permits, or more particularly any thing acquired by EMTEC during its employment with ATLANTIC that ATLANTIC has reimbursed EMTEC for, will automatically, on the 61 day after cessation of operation, or sooner if agreed to, become the sole and absolute property of ATLANTIC. However, if the cessation of operations is due to an act of God, then ATLANTIC will have the sole right to determine whether this Agreement is in default. If ATLANTIC does declare a default then it must do so in writing to EMTEC stating its declaration of default.


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12.  ATLANTIC  will have the right to  examine  and EMTEC  will  provide  during
     regular  business  hours,  all  books,  records,  maps,  assays,   reports,
     engineering or otherwise or anything else which the personnel of Atlantic wish to inspect, and further shall be allowed to make copies of any information that is requested. Failure to do so will result in the termination of this Agreement.

13. EMTEC will allow representative of ATLANTIC free and unhindered access to all operations under the management of EMTEC or its associates. EMTEC will allow and ATLANTIC will have the right to have a representative at the refinery 24 hours a day for added security. The ATLANTIC representative will have full access to all refining assays, books, records, and all mining areas. The ATLANTIC representative will request from time to time control assays to be performed and other tests and means by which to determine the accuracy of the recovery of the precious metals.

14. EMTEC will turn over all precious metals to the ATLANTIC representative daily and the ATLANTIC representative will deliver to EMTEC a receipt for the precious metals received.

15. In the event of a default under this Agreement ATLANTIC will deliver to EMTEC a written statement of default by certified United States Mail. EMTEC will have up to 30 days to cure said default. If in the event EMTEC does not cure said default within the 30-day time period than this Agreement will be in default and the remedies listed in Section 10- shall e initiated. In the event of an uncured default EMTEC is to vacate all premises without protest.

15. NOTICES: Any notices, communication, request, approval or consent that may be given or that is required to be given under the terms of this Agreement shall be in writing, and shall be sent certified mail, return receipt requested or by overnight courier, to the address for each party as follows:

     TO ATLANTIC: Steven B. Mortensen, Trustee, 4750 Kelso Creek Road, Weldon, CO 92383
     TO EMTEC: William M. Moreland, CEO, 4750 Kelso Creek Road, Weldon, CA 93283

16. GOVERNING LAW: This Agreement shall be governed in its enforcement construction and interpretation by the laws of State of Nevada.

17. INVALIDITY OF PROVISIONS: The unenforceability, for any reason, of any term, condition, covenant or provision of this agreement shall neither limit nor impair the operation, enforceability or validity of any other terms, conditions, provisions or covenants of the Agreement so long as the remaining provisions still fulfill the original intent of the parties.

18. CAPTIONS: The captions of this Agreement are for convenience and reference only and in no way define, describe, extent or limit the scope or intent of this agreement or the intent of any provisions in it.

19. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement of the parties and may not be amended or modified except in a writing signed by both parties. All other agreements, drafts, notes, tapes, whether verbal or written, shall have no force or effect on this Agreement. All prior


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


     understanding and agreements between the parties are merged in this Agreement, which alone fully and completely expresses their understanding.

20.  Successors:  This Agreement shall be binding on and inure to the benefit of
     the  parties  and  their  respective  successors,   assigned  and  personal
     representatives.

21. Survival of Representations, Warranties, Et Cetera: The representations, warranties, covenants, and agreements of the parties contained herein shall survive this Agreement.

IN WITNESS WHEREOF, the parties have executed this Operating Agreement on the date first above stated.

ATLANTIC PACIFIC TRUST                      EMTEC, INC.

/s/ Steven B. Mortensen                     /s/ William M. Moreland
-----------------------                     ------------------------
Steven B. Mortensen,                        William M. Moreland
Trustee in Trust of                         CEO of EMTEC, INC.
Atlantic Pacific Trust




                                                                    EXHIBIT 10.3